Exhibit 99.B(d)(83)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Aronson+Johnson+Ortiz, LP

As of July 1, 2003, as amended October 27, 2004 and Oct 11, 2005

SEI INSTITUTIONAL MANAGED TRUST

Large Cap Value Fund

Tax Managed Large Cap Fund

Managed Volatility Fund

Large Cap Diversified Alpha Fund

Agreed and Accepted:

SEI Investments Management Corporation	Aronson+Johnson+Ortiz, LP

By:	By:

/s/ Sofia A. Rosala	/s/ Theodore R. Aronson

Name:	Name:

Sofia A. Rosala	Theodore R. Aronson

Title:	Title:

Vice President	Managing Principal

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Aronson+Johnson+Ortiz, LP

(the “Agreement”)

As of July 1, 2003, as amended October 27, 2004 and Oct. 11, 2005

For purposes of this Schedule B, terms used herein shall have the following meanings:

“Assets” shall have the meaning given in Paragraph 1 of the Agreement.

“Fund” shall mean any series of the Trust for which Sub-Adviser manages Assets.

“SEI Similar Account Assets” shall mean all assets managed by Sub-Adviser for any Fund of  SEI Institutional Investments Trust or SEI Institutional Managed Trust (but not of any other SEI fund or trust) that is managed according to Sub-Adviser’s Large Cap - Absolute Value Low Tracking Error mandate.

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Large Cap Value Fund

Tax Managed Large Cap Fund

Managed Volatility Fund

Large Cap Diversified Alpha Fund

The fee for the Large Cap Value and Tax Managed Large Cap Funds will be calculated based on the average daily value of the aggregate SEI Similar Account Assets.  Each of the Large Cap Value Fund’s fee and the Tax Managed Large Cap Fund’s fee will be its pro rata portion of the total fee calculated as set forth above.

Agreed and Accepted:

SEI Investments Management Corporation	Aronson+Johnson+Ortiz, LP

By:	By:

/s/ Sofia A. Rosala	/s/ Theodore R. Aronson

Name:	Name:

Sofia A. Rosala	Theodore R. Aronson

Title:	Title:

Vice President	Managing Principal